As filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

GRAPHIC PACKAGING INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1208699 (IRS Employer Identification Number)

4455 Table Mountain Drive

Golden, Colorado 80403

(303) 271-7000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Graphic Packaging Equity Incentive Plan

(Full title of the plan(s))

___________________

Jill B.W. Sisson, Esq.

General Counsel

Graphic Packaging International Corporation

4455 Table Mountain Drive

Golden, Colorado 80403

(303) 271-7000

(Name, address, and telephone number, including area code, of agent for service)

___________________

Copy to:

W. Dean Salter, Esq.

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

(303) 861-7000

___________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	5,000,000 shares	$4.745	$23,725,000	$1,919.35

  This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 25, 2003.

Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The Form S-8 filed with the Commission on December 17, 1992, by Graphic Packaging International Corporation (the "Registrant"), File Number 33-55894, and the Form S-8 filed with the Commission on August 31, 1998, File Number 333-09390 are hereby incorporated by reference into this Form S-8.

The Registrant hereby registers the issuance of an additional 5,000,000 shares of the Registrant’s Common Stock.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002;

(b) The Registrant’s Definitive Proxy Statement on Schedule 14A dated March 31, 2003;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 19, 2003, March 25, 2003 (as amended on March 31, 2003), March 28, 2003, April 16, 2003 and May 5, 2003;

(e) The Registration Statement on Form S-4 filed with the Commission by Riverwood Holding, Inc. on May 2, 2003, File No. 333-104928 (as amended on June 13, 2003); and

(f) The description of Common Stock of the Registrant contained in the Registrant’s registration statement on Form 10, as amended, File No. 001-14060.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents unless all or a portion of such documents are deemed not to be filed.

ITEM 8.   EXHIBITS

Exhibit No.	Description
5.1	Opinion of Holme Roberts & Owen LLP
10.1	Graphic Packaging Equity Incentive Plan, as amended. (Incorporated by reference to Form 10-K filed on March 23, 2001)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages)

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 30th day of June, 2003.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION

By: /s/ Jeffrey H. Coors

Name: Jeffrey H. Coors

Title: Chairman and President

We, the undersigned officers and directors of Graphic Packaging International Corporation hereby severally constitute and appoint Jill B.W. Sisson and Jeffrey H. Coors, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the Graphic Packaging Equity Incentive Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the New York Stock Exchange; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ Jeffrey H. Coors Jeffrey H. Coors	Chairman and Principal Executive Officer	June 30, 2003

/s/ William K. Coors William K. Coors	Director	June 30, 2003

/s/ John D. Beckett John D. Beckett	Director	June 18, 2003

/s/ Harold R. Logan, Jr. Harold R. Logan, Jr.	Director	June 30, 2003

/s/ James K. Peterson James K. Peterson	Director	June 16, 2003

/s/ John Hoyt Stookey John Hoyt Stookey	Director	June 30, 2003

/s/ John S. Norman John S. Norman	Controller	June 30, 2003

/s/ Luis E. Leon Luis E. Leon	Chief Financial Officer	June 30, 2003